                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY

                                  $300,000,000



                                CREDIT AGREEMENT


                                  dated as of

                                  July 8, 1997


                                     among


                        UNIVERSAL HEALTH SERVICES, INC.


                            THE BANKS LISTED HEREIN


                                      and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    as Agent





                             -----------------------

                          J.P. Morgan Securities Inc.,
                                    Arranger

                               TABLE OF CONTENTS

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                                                              ARTICLE 1
                                                             DEFINITIONS

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.02.  Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 1.03.  Types of Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                              ARTICLE 2
                                                             THE CREDITS

SECTION 2.01.  Commitments to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 2.02.  Method of Committed Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 2.03.  Money Market Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 2.04.  Notice to Banks; Funding of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 2.05.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 2.06.  Maturity of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 2.07.  Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 2.08.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 2.09.  Optional Termination or Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 2.10.  Method of Electing Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 2.11.  Scheduled Termination of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 2.12.  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 2.13.  General Provisions as to Payments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 2.14.  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 2.15.  Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 2.16.  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 2.17.  Regulation D Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 2.18.  Takeout of Swingline Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 2.19.  Increased Commitments, Additional Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

                                                              ARTICLE 3
                                                              CONDITIONS

SECTION 3.01.  Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 3.02.  Borrowings and Issuances of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .   40





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                                                              ARTICLE 4
                                                    REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention . . . . . . . . . . . . . . . . . . .   41
SECTION 4.03.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 4.04.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 4.05.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 4.06.  Ownership of Capital Stock of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 4.07.  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 4.08.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 4.09.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 4.10.  Not an Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
SECTION 4.11.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

                                                              ARTICLE 5
                                                              COVENANTS

SECTION 5.01.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
SECTION 5.02.  Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 5.03.  Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 5.04.  Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 5.05.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 5.06.  Inspection of Property, Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 5.07.  Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 5.08.  Minimum Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 5.09.  Fixed Charge Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 5.10.  Restricted Payments; Prepayments of Subordinated Debt  . . . . . . . . . . . . . . . . . . . . .   49
SECTION 5.11.  Consolidations, Mergers, Sales of Assets, Dissolutions, Reorganizations, etc . . . . . . . . . .   50
SECTION 5.12.  Subsidiary Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 5.13.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 5.14.  Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 5.15.  Additional Guarantors and Release of Guaranties  . . . . . . . . . . . . . . . . . . . . . . . .   52





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                                                              ARTICLE 6
                                                               DEFAULTS

SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 6.02.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 6.03.  Cash Cover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

                                                              ARTICLE 7
                                                              THE AGENT

SECTION 7.01.  Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 7.02.  Agent and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 7.03.  Action by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 7.04.  Consultation with Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 7.05.  Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 7.06.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 7.07.  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 7.08.  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 7.09.  Agent's Fee; Arranger Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                                              ARTICLE 8
                                                       CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair . . . . . . . . . . . . . . . . . . . .   58
SECTION 8.02.  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 8.03.  Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 8.04.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans  . . . . . . . . . . . . . . . . . . .   62
SECTION 8.06.  Substitution of Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

                                                              ARTICLE 9
                                                            MISCELLANEOUS

SECTION 9.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 9.02.  No Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 9.03.  Expenses; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 9.04.  Sharing of Set-Offs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 9.05.  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 9.06.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65





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SECTION 9.07.  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 9.08.  Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 9.09.  Counterparts; Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 9.10.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68


Pricing Schedule I

Pricing Schedule II

Schedule 1 -- Subsidiaries

Schedule 2 -- Insurance

Exhibit A -- Note

Exhibit B -- Money Market Quote Request

Exhibit C -- Invitation for Money Market Quotes

Exhibit D -- Money Market Quote

Exhibit E-1 -- Opinion of Counsel for the Borrower

Exhibit E-2 -- Opinion of the General Counsel of the Borrower

Exhibit F -- Opinion of Special Counsel for the Agent

Exhibit G -- Assignment and Assumption Agreement

Exhibit H -- Guaranty Agreement

                                CREDIT AGREEMENT

         AGREEMENT dated as of July 8, 1997 among UNIVERSAL HEALTH SERVICES, INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

         The parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "ACCEPTABLE INSURER" means an insurance company (i) having an A.M. Best rating of "A" or better and being in a financial size category of "X" or larger (as such category is defined as of the date hereof) or (ii) otherwise reasonably acceptable to the Required Banks.

         "ADDITIONAL BANK" has the meaning set forth in Section 2.19.

         "ADJUSTED CD RATE" has the meaning set forth in Section 2.07(b).

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "AGENT" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Loan Documents, and its successors in such capacity.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, (iii) in the case of its Money

Market Loans, its Money Market Lending Office and (iv) in the case of its Swingline Loans, its Swingline Lending Office.

         "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "BANK" means each bank listed on the signature pages hereof, each Additional Bank or Assignee which becomes a Bank pursuant to Section 2.19 or 9.06(c), and their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means (i) a Syndicated Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "BORROWER" means Universal Health Services, Inc., a Delaware corporation, and its successors.

         "BORROWER'S 1996 FORM 10-K" means the Borrower's annual report on Form 10-K for 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "BORROWING" has the meaning set forth in Section 1.03.

         "CD BASE RATE" has the meaning set forth in Section 2.07(b).

         "CD LOAN" means (i) a Syndicated Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of

Interest Rate election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

         "CD MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         "CD RATE" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

         "CD REFERENCE BANKS" means The Chase Manhattan Bank, Bank of America National Trust and Savings Association and Morgan Guaranty Trust Company of New York.

         "COMMITMENT" means (i) with respect to each Bank, the amount of such Bank's Commitment, as such amount is set forth opposite the name of such Bank on the signature pages hereof, (ii) with respect to any Additional Bank, the amount of the Commitment assumed by it pursuant to Section 2.19 and (iii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.09, 2.11, 2.19 or 9.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.

         "COMMITTED LOAN" means a Syndicated Loan or a Swingline Loan.

         "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; provided that from December 1 of any year to but not including June 30 of the following year Consolidated Debt shall not include amounts borrowed to fund the Voluntary Employment Benefit Association not exceeding the aggregate amount of employee benefits prepaid by the Borrower and its Consolidated Subsidiaries through payments to the Voluntary Employment Benefit Association during such period.

         "CONSOLIDATED EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in the determination thereof, Consolidated Interest Expense, depreciation and amortization expense and provision for income taxes plus (or minus) (iii) the amount of any material nonrecurring items of loss (or gain), adjusted to eliminate the effect of any such item on the provision for income taxes for such period.

         "CONSOLIDATED EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining Consolidated EBITDA for such period, Consolidated Rental Expense for such period.

         "CONSOLIDATED FINANCE LIABILITIES" means, at any date, the sum of (i) Consolidated Debt at such date plus (ii) eight times Consolidated Rental Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense (net of interest income) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "CONSOLIDATED NET INCOME" for any period means the consolidated net income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined as of such date.

         "CONSOLIDATED NET TANGIBLE ASSETS" means, at any date, the Net Tangible Assets of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

         "CONSOLIDATED RENTAL EXPENSE" means, for any period, the lease and rental expense of the Borrower and its Consolidated Subsidiaries under all leases (other than capital leases), determined on a consolidated basis for such period.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.14 and the definitions of Material Debt and

Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

         "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(b).

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "EURO-DOLLAR LOAN" means (i) a Syndicated Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

         "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank, Bank of America National Trust and Savings Association and Morgan Guaranty Trust Company of New York.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to the United States residents).

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EVERGREEN LETTER OF CREDIT" means a Letter of Credit that is automatically extended unless the Issuing Bank gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of August 2, 1994 as amended as of April 24, 1995 and May 10, 1996 among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "FIXED CHARGE COVERAGE RATIO" means, at any date, the ratio of Consolidated EBITDAR to Fixed Charges for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "FIXED CHARGES" means, for any period, the sum of Consolidated Interest Expense and Consolidated Rental Expense for such period.

         "FIXED RATE BORROWING" means a CD Borrowing or a Euro-Dollar
Borrowing.

         "FIXED RATE LOANS" means CD Loans, Euro-Dollar Loans, Swingline Loans or Money Market Loans (excluding Swingline Loans or Money Market LIBOR Loans bearing interest at the Base Rate) or any combination of the foregoing.

         "GROUPS OF LOANS" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "GUARANTY AGREEMENT" means the Guaranty Agreement, dated as of the date hereof between the Subsidiary Guarantors and the Agent, such Guaranty Agreement to be substantially in the form of Exhibit H hereto, and as the same may from time to time be amended, supplemented or otherwise modified.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice, provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                 (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                 (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         (3) with respect to each Swingline Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not more than 14 days) as the Borrower may elect in such notice; provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                 (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         (4) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                 (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

         (5) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                 (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "ISSUING BANK" means NationsBank, N.A. and any other Bank that may agree to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder.

         "LETTER OF CREDIT" means a letter of credit to be issued hereunder by the Issuing Bank in accordance with Section 2.16.

         "LETTER OF CREDIT LIABILITIES" means, for any Bank and at any time, such Bank's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

         "LEVERAGE RATIO" means, at any date, the ratio of (i) Consolidated Finance Liabilities at such date to (ii) the sum of such Consolidated Finance Liabilities plus Consolidated Net Worth at such date.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a Committed Loan or a Money Market Loan and "LOANS" means Committed Loans or Money Market Loans or both.

         "LOAN DOCUMENTS" means this Agreement, the Notes and the Guaranty Agreement.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(c).

         "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal exceeding $1,000,000.

         "MATERIAL FINANCIAL OBLIGATION" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $1,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank will be deemed to refer to either or both of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d)(ii)(C).

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

         "NET TANGIBLE ASSETS" means, as to any Person or other business unit, its gross assets, net of depreciation and other proper reserves, less its goodwill and other intangible assets.

         "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.03 or a Notice of Money Market Borrowing (as defined in Section 2.03(f).

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in
Section 2.10(b).

         "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.16(b).

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRICING SCHEDULE" means (i) Pricing Schedule I attached hereto, unless and until the Borrower shall have elected, by not less than five Domestic Business Days' notice to the Banks, that Pricing Schedule II attached hereto be the Pricing

Schedule and (ii) on and after the effective date of such notice, Pricing
Schedule II attached hereto.  Such election, if made, shall be irrevocable.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "QUARTERLY DATE" means each March 31, June 30, September 30 and December 31.

         "RECEIVABLES FINANCING" means a financing arrangement among the Borrower, certain Subsidiaries of the Borrower, including a wholly-owned special purpose Subsidiary of the Borrower and certain other parties pursuant to which Subsidiaries of the Borrower will sell substantially all of their accounts receivable from time to time to the special purpose Subsidiary of the Borrower which will, in turn, sell or pledge such receivables to certain investors for an aggregate purchase price outstanding not at any time in excess of $125,000,000.

         "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "REFERENCE BANK" means any one of such Reference Banks.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its common stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into shares of its common stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but excluding the Termination Date.

         "SUBORDINATED DEBT" of any Person means all Debt which (i) by its terms is not required to be repaid, in whole or in part, before the Termination Date, (ii) bears interest at rates not greater than such Person shall reasonably determine to be the prevailing market rate, at the time such Subordinated Debt is issued, for interest on comparable subordinated debt issued by comparable issuers, (iii) is subordinated in right of payment to such Person's indebtedness, obligations and liabilities to the Banks under the Loan Documents pursuant to payment and subordination provisions satisfactory in form and substance to the Required Banks and (iv) is issued pursuant to loan documents having covenants and events of default that are satisfactory in form and substance to the Required Banks but that in no event are less favorable, including with respect to rights of acceleration, to the Borrower than the terms hereof.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower. The term "SUBSIDIARY" shall include, without limitation, each partnership in which the Borrower or one of its Subsidiaries is a partner which operates surgical care centers or other health care facilities, except that none of (i) any such Person, (ii) UHS Receivables Corporation, a Delaware corporation and
(iii) RCW of Edmond, Inc., an Oklahoma corporation shall be required to become a Subsidiary Guarantor.

         "SUPPLEMENTAL INDENTURE" means the Supplemental Indenture to be entered into by the Borrower and PNC Bank, National Association, as trustee amending the Indenture dated as of July 15, 1995, between the Borrower and PNC Bank, National Association, as trustee.

         "SUBSIDIARY GUARANTORS" means the Subsidiaries of the Borrower party to the Guaranty Agreement.

         "SWINGLINE BANK" means Morgan Guaranty Trust Company of New York, and its successors.

         "SWINGLINE LENDING OFFICE" means, as to the Swingline Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Bank may hereafter designate as its Swingline Lending Office by notice to the Borrower and the Agent.

         "SWINGLINE LOAN" means a loan made by the Swingline Bank pursuant to
Section 2.01(b).

         "SWINGLINE TAKEOUT LOAN" means a Base Rate Loan made pursuant to
Section 2.18.

         "SYNDICATED LOAN" means a Loan made by a Bank pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "SYNDICATED LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "TERMINATION DATE" means July 8, 2002, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "UNREFUNDED SWINGLINE LOANS" has the meaning set forth in Section 2.18(b).

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "FIXED RATE BORROWING" is a Euro-Dollar Borrowing, a CD Borrowing, a Swingline Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Swingline Loans or Money Market LIBOR Loans bearing interest at the Base Rate), and a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "CONVENTIONAL BORROWING" is a Borrowing under Section 2.01(a) in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                   ARTICLE 2

                                  THE CREDITS

         SECTION 2.01. Commitments to Lend. (a) Syndicated Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts such that the aggregate unpaid principal amount of Committed Loans by such Bank, together with its Letter of Credit Liabilities and its participating interests in any Unrefunded Swingline Loans, shall at no time exceed the amount of its Commitment. Each Borrowing under this subsection (other than a Swingline Takeout Borrowing) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available to the Borrower in accordance with
Section 3.02) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

         (b) Swingline Loans. From time to time prior to the Termination Date, the Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this subsection from time to time in amounts such that (i) the aggregate principal amount of its Committed Loans at any one time outstanding shall not exceed the amount of its Commitment and (ii) the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed $20,000,000. Within the foregoing limits, the Borrower may borrow under this subsection, repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection; provided that the proceeds of a Swingline Borrowing may not be used, in whole or in part, to refund any prior Swingline Borrowing. Each Borrowing under this subsection 2.01(b) shall be in an aggregate principal amount of $2,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02.

         SECTION 2.02. Method of Committed Borrowing. The Borrower shall give the Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing or Swingline Borrowing, (y) the second Domestic Business Day before each CD Borrowing and
(z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Swingline Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

         (b)   the aggregate amount of such Borrowing;

         (c) whether the Loans comprising such Borrowing are to be Swingline Loans;

         (d) in the case of a Syndicated Borrowing, whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate; and

         (e) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower from time to time during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

               (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

               (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

               (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

               (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly after receiving a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection 2.03(d) and must be submitted to the Agent by telex or facsimile at its address referred to in Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes before the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 8, any Money Market Quote so made shall not be revocable except with the written consent of the Agent given on the instructions of the Borrower.

               (ii) Each Money Market Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

                          (A)     the proposed date of Borrowing,

                          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount
               (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

                          (E)     the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

               (iii)      Any Money Market Quote shall be disregarded if it:

                          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) above;

                          (B) contains qualifying, conditional or similar language;

                          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                          (D)     arrives after the time set forth in subsection
               (d)(i).

         (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms of (i) any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (ii) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

               (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

               (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

               (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

               (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         Each Borrowing under this Section 2.03 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02.

         SECTION 2.04.  Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly (but in any event on the same day) notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the

Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. (a) Each Syndicated Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

         (b) Each Swingline Loan included in any Swingline Borrowing and each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan at the date such payment was due.

         The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                          [     CDBR     ]*
                 ACDR =   [  ----------  ] + AR
                          [  1.00 - DRP  ]

                 ACDR = Adjusted CD Rate
                 CDBR = CD Base Rate
                 DRP  = Domestic Reserve Percentage
                 AR   = Assessment Rate

         --------------
         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

         The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (e) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Base Rate for such day or such other rate as may be from time to time determined by mutual agreement between the Swingline Bank and the Borrower. Interest on each Swingline Loan shall be payable at the maturity of such Loan. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (f) Subject to Section 8.01, the unpaid principal amount of each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan. The unpaid principal amount of each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such

Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (g) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (h) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Fees. (a) The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination to but excluding the date the Loans and Letter of Credit Liabilities shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans and Letter of Credit Liabilities.

         (b) The Borrower shall pay to the Agent (i) for the account of the Banks ratably a letter of credit fee accruing daily on the aggregate amount then available for drawing under all outstanding Letters of Credit at the Letter of Credit Fee Rate (determined daily in accordance with the Pricing Schedule) and (ii) for the account of each Issuing Bank a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum mutually agreed from time to time by the Borrower and such Issuing Bank.

         (c) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans and Letter of Credit Liabilities shall be repaid in their entirety).

         SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans and Letter of Credit Liabilities.

         SECTION 2.10. Method of Electing Interest Rates. (a) The Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

               (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

               (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

               (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted to Domestic Loans of the other type or are CD Rate Loans to be continued as CD Rate Loans for an additional Interest Period, in which case such notice shall be delivered to the Agent not later than 11:00 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans, provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.

         (b)   Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.10(a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term "INTEREST PERIOD".

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection 2.10(a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Interest Rate Election is timely received prior to the end of an Interest Period for any Group of Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans as of the last day of such Interest Period.

         (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "BORROWING" subject to the provisions of Section 3.02.

         SECTION 2.11.  Scheduled Termination of Commitments.   The Commitments
shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.12. Optional Prepayments. (a) Subject in the case of any Fixed Rate Loan to Section 2.14, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Domestic Loans, any Swingline Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01, or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 ($1,000,000 in the case of a Swingline Borrowing) or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b) Except as provided in subsection 2.12(a) above the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans, Swingline Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.12(c) or 2.10(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower and the Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.16. Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Bank agrees to issue Letters of Credit hereunder from time to time before the tenth day before the Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued (i) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed the aggregate amount of the Commitments and (ii) the aggregate Letter of Credit Liabilities shall not exceed $50,000,000. Upon the date of issuance by the Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

         (b) The Borrower shall give the Issuing Bank notice at least five Domestic Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "NOTICE OF ISSUANCE"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension.

         (c) No Letter of Credit shall have a term extending or be so extendible beyond the fifth Domestic Business Day preceding the Termination Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the first anniversary of the date of such issuance; provided that the expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower's request or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is for a period not exceeding one year and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

         (d) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day. In addition, each Bank will pay to the Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

         (e) The obligations of the Borrower and each Bank under subsection 2.16(d) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (i) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

               (ii) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

               (iii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (iv) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; or

               (v) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (v), constitute a legal or equitable discharge of the Borrower's or the Bank's obligations hereunder.

         (f) The Borrower hereby indemnifies and holds harmless each Bank (including the Issuing Bank) and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including the Issuing Bank) nor the Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection 2.16(d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, and (iii) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank to comply in any material respect with the UCP in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection 2.16(f) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify the Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

         SECTION 2.17. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Bank gives such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         SECTION 2.18. Takeout of Swingline Loans. (a) In the event that any Swingline Borrowing shall not be repaid in full at or prior to the maturity thereof, the Agent shall, on behalf of the Borrower (the Borrower hereby irrevocably directing and authorizing the Agent so to act on its behalf), give a Notice of Borrowing requesting the Banks, including the Swingline Bank, to make a Base Rate Borrowing in an amount equal to the unpaid principal amount of such Swingline Borrowing. Each Bank will make the proceeds of its Base Rate Loan included in such Borrowing available to the Agent for the account of the Swingline Bank on such date in accordance with Section 2.04. The proceeds of such Base Rate Borrowing shall be immediately applied to repay such Swingline Borrowing.

         (b) If, for any reason, a Base Rate Borrowing may not be (as determined by the Agent in its sole discretion), or is not, made pursuant to subsection (a) above to refund Swingline Loans as required by said clause, then, effective on the date such Borrowing would otherwise have been made, each Bank severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Loans ("UNREFUNDED SWINGLINE LOANS") in an amount equal to the amount of the Loan which otherwise would have been made by such Bank pursuant to subsection (a), which purchase shall be funded by the time such Loan would have been required to be funded pursuant to Section
2.04 by transfer to the Agent, for the account of the Swingline Bank, in immediately available funds, of the amount of its participation.

         (c) Whenever, at any time after the Swingline Bank has received from any Bank payment in full for such Bank's participating interest in a Swingline Loan, the Swingline Bank (or the Agent on its behalf) receives any payment on account thereof, the Swingline Bank (or the Agent, as the case may be) will promptly distribute to such Bank its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment is subsequently required to be returned, such Bank will return to the Swingline Bank (or the Agent, as the case may be) any portion thereof previously distributed by the Swingline Bank (or the Agent, as the case may be) to it.

         (d) Each Bank's obligation to purchase and fund participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have against the Swingline Bank, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Article 3; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.19. Increased Commitments, Additional Banks. (a) From time to time (but no more than two times), the Borrower may, upon at least 15 Domestic Business Days' notice to the Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not less than $25,000,000 (the amount of any such increase, the "INCREASED COMMITMENTS"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. Any Bank not responding within 15 days of receipt of such notice shall be deemed to have declined to increase its Commitment.

         (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may, within

10 days of the Banks' response, designate one or more of the existing Banks or other financial institutions acceptable to the Agent and the Borrower which at the time agree to (i) in the case of any such lender that is an existing Bank, increase its Commitment and (ii) in the case of any other such lender (an "ADDITIONAL BANK"), become a party to this Agreement with a Commitment of not less than $10,000,000. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

         (c) Any increase in the Commitments pursuant to this Section 2.19 shall be subject to satisfaction of the following conditions:

               (i) before and after giving effect to such increase, all representations and warranties contained in Article 4 shall be true;

               (ii) at the time of such increase, no Default shall have occurred and be continuing or would result from such increase; and

               (iii) after giving effect to such increase, the aggregate amount of all increases in Commitments made pursuant to this Section
         2.19 shall not exceed $100,000,000.

         (d) An increase in the aggregate amount of the Commitments pursuant to this Section 2.19 shall become effective upon the receipt by the Agent of
(i) an agreement in form and substance satisfactory to the Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, (ii) such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Agent may reasonably request and
(iii) such evidence of the satisfaction of the conditions set forth in subsection (c) above as the Agent may reasonably request.

         (e) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.19, within five Domestic Business Days, in the case of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of Committed Fixed Rate Loans then outstanding, the Borrower shall prepay or repay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the

Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.

                                   ARTICLE 3

                                   CONDITIONS

         SECTION 3.01. Effectiveness. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Agent shall have received each of the following documents, each dated the Effective Date unless otherwise indicated:

         (a) counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof signed by such party);

         (b) a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.05;

         (c) counterparts of the Guaranty Agreement, duly executed by each of the Subsidiaries listed on the signature pages thereof;

         (d) an opinion of Fulbright & Jaworski L.L.P., substantially in the form of Exhibit E-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (e) an opinion of the General Counsel of the Borrower, substantially in the form of Exhibit E-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (f) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (g) all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

         (h) evidence satisfactory to the Agent of the payment of all principal of and interest on any loans outstanding under, and all accrued commitment fees under, the Existing Credit Agreement.

The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Borrower and the Banks party to the Existing Credit Agreement, comprising the "REQUIRED BANKS" as defined therein, hereby agree that (i) the commitments of the banks under the Existing Credit Agreement shall terminate in their entirety immediately and automatically upon the effectiveness of this Agreement, without further action by any party to the Existing Credit Agreement, (ii) all accrued facility fees under the Existing Credit Agreement shall be due and payable at such time and (iii) subject to Section 2.12 of the Existing Credit Agreement, the Borrower may prepay any and all loans outstanding thereunder on the date of effectiveness of this Agreement.

         SECTION 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of the Issuing Bank to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions; provided that if such Borrowing is a Swingline Takeout Borrowing, only the conditions set forth in clauses 3.02(a) and 3.02(b) must be satisfied:

         (a) receipt (or deemed receipt) by the Agent of a Notice of Borrowing as required by Section 2.02 or Section 2.03 or receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.16(b), as the case may be;

         (b) the fact that, immediately after such Borrowing or issuance of such Letter of Credit (i) the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments, (ii) the aggregate outstanding principal amount of Swingline Loans will not exceed $20,000,000 and
(iii) the aggregate amount of Letter of Credit Liabilities will not exceed $50,000,000;

         (c) the fact that, immediately before and after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses 3.02(b), 3.02(c) and 3.02(d) (unless such Borrowing is a Swingline Takeout Borrowing, in which case the Borrower shall be deemed to represent and warrant as to the facts specified in clause 3.02(b)).

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. Existence and Power. The Borrower and each of its Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, validly existing and, where applicable, in good standing under the laws of their respective jurisdictions of organization and have all powers and all material governmental licenses, authorizations, consents and approvals required to carry on their business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes and by the Subsidiaries party thereto of the Guaranty Agreement are within the Borrower's and such Subsidiaries' respective powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of such Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms. Unless terminated pursuant to Section 5.15(b), the Guaranty Agreement constitutes a valid and binding agreement of each Subsidiary that is a party thereto, enforceable against it in accordance with its terms.

         SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, common stockholders' equity and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1997 and the related unaudited consolidated statements of income, common stockholders' equity and cash flows for the three months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection 4.04(a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

         (c) Since March 31, 1997, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of any of the Loan Documents.

         SECTION 4.06. Ownership of Capital Stock of Subsidiaries. The Subsidiaries of the Borrower existing on the date hereof are listed on Schedule 1 hereto. All shares of the capital stock of each Subsidiary of the Borrower that is a corporation are owned by the Borrower, directly or indirectly through Subsidiaries, free and clear of all Liens.

         SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.08. Environmental Matters. In the ordinary course of its business, the Borrower reviews when and as appropriate the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.09. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.10. Not an Investment Company. The Borrower is not an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or could reasonably be expected to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                                   ARTICLE 5

                                   COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any Letter of Credit Liabilities remain outstanding:

         SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and common stockholders' equity and consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing or, in the case of the consolidating financial statements, certified as to fairness of presentation, generally accepted accounting principles and consistency by the Borrower's chief financial officer or chief accounting officer, except that the consolidating financial statements with respect to the special purpose Subsidiary referred to in the definition of "RECEIVABLES FINANCING" need not be so certified as to generally accepted accounting principles;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and common stockholders' equity and consolidated statement of cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower, except that the consolidating financial statements with respect to the special purpose Subsidiary referred to in the definition of "RECEIVABLES FINANCING" need not be so certified as to generally accepted accounting principles;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth (i) in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.12, inclusive, on the date of such financial statements, (ii) the Leverage Ratio, Fixed Charge Coverage Ratio and Consolidated Net Worth as at the date of such financial statements and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause 5.01(c) above;

         (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

         (i) (x) no later than the end of each fiscal year an executive summary report of Johnson & Higgins or any other nationally recognized actuary selected by the Borrower with the consent of the Required Banks (which consent will not be unreasonably withheld) of the Borrower's estimated cost of insurance, including self-insurance, for the following fiscal year (provided that the Borrower will deliver to the Agent the full report at the same time), and (y) by the end of each fiscal year, a certificate of the chief financial officer of the Borrower to the effect that, to provide for the insurance cost allocation, the Borrower has debited its income statement for such fiscal year in accordance with the recommendations set forth in the summary report of Johnson & Higgins (or other actuary referred to above) concerning such fiscal year; and

         (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. (a) The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         (b) The Borrower will, and will cause each Subsidiary to, comply with the provisions of each material lease to which it is a party.

         (c) The Borrower shall not permit any Subsidiary to agree to any amendment or modification of any lease which would be adverse to the interests of such Subsidiary, the Borrower or the Banks.

         SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary to its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will maintain, and will cause each Subsidiary to maintain (either in the name of the Borrower or in such Subsidiary's own name), insurance policies against such risks, in at least such amounts and upon such terms as are set forth in Schedule 2 hereto; provided that the Borrower shall not be required to maintain insurance specified in the preceding sentence (i) if an independent insurance broker, insurance agent or other insurance representative reasonably satisfactory to the Required Banks shall certify to the Banks that such requirement with respect to such insurance cannot be complied with in a recognized insurance market by reason of the unavailability to companies of established repute engaged in the same or a similar business of insurance with respect to one or more risks so required to be insured against or the amount of insurance so required to be maintained or (ii) in respect of any assets sold by the Borrower, for events occurring after the sale of such assets. The Borrower may replace any insurance company named in Schedule 2 hereto with an Acceptable Insurer, and may decrease the amount of insurance not constituting self-insurance carried with the consent of the Required Banks. The Borrower may self-insure for professional and general liability claims, including, without limitation, workers compensation, so long as the Borrower shall maintain, and make additions to, reserves not less than such amounts as may be necessary so as to permit the Borrower to make the statement required in the chief financial officer's certificate pursuant to Section 5.01(i). The Borrower will furnish to the Banks (i) upon request of any Bank through the Agent from time to time, full information as to the insurance carried, including the full report referred to in Section 5.01(i), (ii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower. The Borrower will self-insure risks in excess of $25,000,000 per occurrence only with the consent of the Required Banks.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. Except as permitted by Section 5.11 the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and, except as permitted by Section 5.11, will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate or partnership existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.07. Leverage Ratio. The Leverage Ratio will not, at any time exceed 0.65 to 1.00.

         SECTION 5.08. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the sum of $382,495,000 plus 50% of Cumulative Positive Net Income. For purposes of this Section, "CUMULATIVE POSITIVE NET INCOME" means, as of any date, the sum of Consolidated Net Income for each fiscal year ending after the Effective Date (or, in the case of the first such fiscal year, the last three fiscal quarters thereof, treated as a single period) and on or prior to such date for which such Consolidated Net Income is a positive amount, disregarding any fiscal year for which Consolidated Net Income is a negative amount.

         SECTION 5.09. Fixed Charge Coverage. The Fixed Charge Coverage Ratio will not, at the last day of any fiscal quarter ending during any fiscal year set forth below, be less than the ratio set forth below opposite such year:

         Fiscal Year Ending                                 Ratio
         ------------------                                 -----
         December 31, 1997                                  3.50 to 1.0

         December 31, 1998                                  3.50 to 1.0

         December 31, 1999                                  3.50 to 1.0

         December 31, 2000                                  4.00 to 1.0

         December 31, 2001                                  4.25 to 1.0

         December 31, 2002                                  4.25 to 1.0

         SECTION 5.10. Restricted Payments; Prepayments of Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to, (i) declare or make any Restricted Payment or (ii) prepay, purchase, redeem or otherwise acquire for value (except in compliance with compulsory amortization or sinking fund requirements (including, without limitation, purchases thereof made to fulfill sinking fund requirements within 12 months of any sinking fund payment date) or any other mandatory prepayment provisions and in compliance with the subordination provisions of such Subordinated Debt), or make any payment of interest or deposit funds with any paying agent therefor more than five business days before the time such payment or deposit is due with respect to, or agree to the modification or amendment of any of the terms of subordination or payment of, or amortization or sinking fund requirements applicable to, any Subordinated Debt; provided that, so long as no Default has occurred and is continuing, the Borrower may make Restricted Payments so long as the aggregate amount of Restricted Payments made pursuant to this proviso after the Effective Date does not exceed the sum of (i) $50,000,000 plus (ii) 50% of Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for the period from March 31, 1997 through the end of the Borrower's then most recent fiscal quarter (treated for this purpose as a single accounting period).

         SECTION 5.11. Consolidations, Mergers, Sales of Assets, Dissolutions, Reorganizations, etc. (a) The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation, reorganize, liquidate, dissolve or wind up (or suffer any reorganization, liquidation, dissolution or winding up) or convey, sell, lease or otherwise dispose of, in one or a series of related transactions, substantially all of its property, assets or business, except:

               (i) the Borrower and its Subsidiaries may sell their inventory in the ordinary course of business;

               (ii) any Subsidiary of the Borrower may be voluntarily liquidated, dissolved or wound up or merged into or consolidated with, or may convey all or any part of its property, assets or business to, the Borrower or any Wholly-Owned Consolidated Subsidiary; provided that
         (A) if a Subsidiary of the Borrower is merged into or consolidated with the Borrower or any Wholly-Owned Consolidated Subsidiary, the Borrower or such Wholly-Owned Consolidated Subsidiary, as the case may be, shall be the surviving corporation and (B) no disposition of assets referred to above in this clause (ii) of this Section shall be permitted if, immediately after giving effect thereto, a Default shall have occurred and be continuing; and

               (iii) any Subsidiary of the Borrower may sell substantially all of its accounts receivable to the special purpose Subsidiary referred to in the definition of "RECEIVABLES FINANCING" pursuant to the Receivables Financing and such Subsidiary may obtain financing of up to $125,000,000 by selling or pledging substantially all such accounts receivable to certain investors.

Notwithstanding the foregoing, (X) the Borrower may permit any Subsidiary to enter into any transaction of merger or consolidation, reorganize, liquidate, dissolve or wind up (or suffer any reorganization, liquidation, dissolution or winding up of such Subsidiary) or convey, sell, lease or otherwise dispose of, in one or a series of related transactions, substantially all of its property, assets or business, and (Y) the Borrower may trade or exchange (through formation of joint ventures or otherwise), the assets of any Subsidiary for similar assets, provided that the aggregate amount of Net Tangible Assets so disposed of pursuant to clauses (X) and (Y) during the term of this Agreement shall not exceed 15% of Consolidated Net Tangible Assets, determined as of the last day of the fiscal quarter most recently ended on or prior to the date of consummation of the most recent such trade or exchange.

         SECTION 5.12. Subsidiary Debt. The Borrower will not, after the date of this Agreement, permit any of its Subsidiaries to incur, assume or suffer to exist any Debt except (A) Debt existing on the date hereof, (B) Debt owing to the Borrower or a Wholly-Owned Consolidated Subsidiary, (C) non-recourse financing approved in advance in writing by the Required Banks, (D) Debt secured by Liens permitted pursuant to Section 5.14, (E) Guarantees of letter of credit reimbursement obligations of the Borrower in an aggregate amount (contingent and non-contingent) at no time exceeding $30,000,000 and (F) Debt (other than Debt permitted pursuant to clauses (A), (B), (C), (D) and (E) hereof) not exceeding in aggregate principal amount at any time outstanding for all Subsidiaries the greater of (i) $30,000,000 or (ii) 10% of Consolidated Net Worth.

         SECTION 5.13. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "MARGIN STOCK" within the meaning of Regulation U.

         SECTION 5.14. Negative Pledge. The Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset (including the stock and assets of any Subsidiary) now owned or hereafter acquired by it, except:

         (a) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $5,000,000;

         (b) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement, in an aggregate principal amount not exceeding $36,000,000;

         (c) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

         (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (e) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

         (f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

         (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

         (h) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure obligations exceeding $20,000,000 in aggregate amount and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i)   Liens arising out of the Receivables Financing; and

         (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Net Worth.

         SECTION 5.15. Additional Guarantors and Release of Guaranties. (a) Additional Guarantors. The Borrower represents and warrants that, as of the date of this Agreement, the Guarantors set forth on the signature pages of the Guaranty Agreement constitute all Subsidiaries (except as contemplated by the definition of the term "SUBSIDIARY"). The Borrower agrees, within ten days after any Person hereafter becomes a Subsidiary, to cause such Person to become a Guarantor (as defined in the Guaranty Agreement) under the Guaranty Agreement, and in connection therewith to deliver such opinions of counsel and other documents relating to such Guarantor and its obligations thereunder as the Agent may reasonably request.

         (b) Release of Guarantees. Upon the effectiveness of the Supplemental Indenture, each Guarantor's obligations under the Guaranty Agreement shall be discharged; provided that the Agent shall have received a true and correct copy of the Supplemental Indenture.



                                   ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of or interest on any Loan, any fees or any other amount payable hereunder;

         (b) the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant contained in Sections 5.07 to 5.15, inclusive;

         (c) the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause 6.01(a) or 6.01(b) above) or the Guaranty Agreement for 10 days after notice thereof has been given to the Borrower or such Subsidiary by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by the Borrower or any of its Subsidiaries in the Loan Documents or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

         (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (g) the Borrower or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

         (j) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

         (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (except a person that has or a group of persons each of which has as of the date hereof more than 10% of such voting common stock) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of voting common stock of the Borrower; or, during any period of 24 consecutive calendar months, individuals who were either (i) directors of the Borrower on the first day of such period or (ii) elected to fill vacancies caused by the ordinary course resignation or retirement of any other director and whose nomination or election was approved by a vote of at least a majority of directors then still in office who were directors of the Borrower on the first day of such period, shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) if requested by Banks holding at least 66 2/3% of the aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause 6.01(g) or 6.01(h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         SECTION 6.03. Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon the instruction of the Banks having at least 66 2/3% in aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding at least 66 2/3% of the Letter of Credit Liabilities), pay to the Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Agent or the Banks.

                                   ARTICLE 7

                                   THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents (i) with the consent or at the request of the Required Banks or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any of its Subsidiaries; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness or genuineness of the Loan Documents or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in





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
reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and on the basis of such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and on the basis of such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with (so long as no Default shall have occurred and be continuing) the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks with the Borrower's consent, and shall have accepted such appointment, within 60 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent,





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
the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's Fee; Arranger Fee. The Borrower shall pay to the Agent for its own account and to J.P. Morgan Securities Inc. ("JPMSI"), in its capacity as arranger, for its own account, fees in the amounts and at the times previously agreed upon between the Borrower and the Agent and JPMSI, respectively.



                                   ARTICLE 8

                            CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Syndicated Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, then the Money

Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund any of its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03.  Increased Cost and Reduced Return.  (a) If on or after
(x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of any related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest





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
error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower or any Subsidiary pursuant to any Loan Document, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, net worth or gross receipts and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

         "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, any Loan Document.

         (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such

Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks); and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

         SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans or to convert or continue outstanding Loans into Euro-Dollar Loans shall be suspended pursuant to Section 8.02 or (ii) any Bank shall demand compensation pursuant to Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent and the Issuing Banks, to seek a mutually satisfactory bank or banks (which may be one or more of the Banks) to purchase the outstanding Loans of such Bank and to assume the Commitment and Letter of Credit Liabilities of such Bank.



                                   ARTICLE 9

                                 MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:
(x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the

Borrower. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent or any Issuing Bank under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under the Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03.  Expenses; Indemnification.  (a) The Borrower shall pay
(i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Sharing of Set-Offs. Subject to Section 2.18, each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount then due and interest due with respect to the Loans and Letter of Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments then due with respect to the Loans and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loan Documents. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Loans and Letter of Credit Liabilities, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent, the Swingline Bank or any Issuing Bank are affected thereby, by such Person); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except (x) as contemplated by Section 2.19 or (y) for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or interest thereon or any fees hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and Letter of Credit
Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) change this Section 9.05 or (vi) permit the subordination of any payment or right of payment due to the Banks under the Loan Documents.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower under the Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection 9.06(b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under the Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, the Agent and the Issuing Banks, which consents shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection 9.06(c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, THE BANKS AND THE ISSUING BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                           UNIVERSAL HEALTH SERVICES, INC.

                                           By /s/ Kirk E. Gorman
                                              ---------------------------------
                                           Title: Senior Vice President and
                                                  Chief Financial Officer
                                           Universal Corporate Center
                                           367 South Gulph Road
                                           King of Prussia, PA 19406
                                           Facsimile number: (610) 768-3318

Commitments
-----------
$66,000,000                       MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                  By /s/ Penelope J. B. Cox
                                     ------------------------------------------
                                      Title: Vice President


$43,000,000                       BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION,
                                     successor by merger to BANK OF
                                     AMERICA ILLINOIS

                                  By /s/ Anthony L. Trunzo
                                     ------------------------------------------
                                      Title: Vice President


$43,000,000                       THE CHASE MANHATTAN BANK

                                  By /s/ Dawn Lee Lum
                                     ------------------------------------------
                                      Title: Vice President


$43,000,000                       NATIONSBANK, N.A.

                                  By /s/ Kevin Wagley
                                     ------------------------------------------
                                      Title: Vice President


$30,000,000                       FIRST UNION NATIONAL BANK

                                  By /s/ Joseph H. Towell
                                     ------------------------------------------
                                      Title: Senior Vice President

$30,000,000                       PNC BANK, N.A.

                                  By /s/ Jack Swire
                                     ------------------------------------------
                                      Title: Vice President


$15,000,000                       CORESTATES BANK, N.A.

                                  By /s/ Lisa Rothenberger
                                     ------------------------------------------
                                      Title: Commercial Officer


$15,000,000                       FLEET NATIONAL BANK

                                  By /s/ Ginger Stolzenthaler
                                     ------------------------------------------
                                      Title: Senior Vice President


$15,000,000                       MELLON BANK, N.A.

                                  By /s/ Carol Paige
                                     ------------------------------------------
                                      Title: Vice President

--------------------

Total Commitments

$300,000,000

====================

                                           MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK, as Agent

                                           By /s/ Penelope J. B. Cox
                                              ---------------------------------
                                               Title: Vice President
                                           60 Wall Street
                                           New York, New York 10260-0060
                                           Attention: Loan Department
                                           Telex number: 177615 MGT
                                           Facsimile number: (212) 648-5018

                               PRICING SCHEDULE I
                             (RATIO BASED PRICING)

         The "EURO-DOLLAR MARGIN", "CD MARGIN", "FACILITY FEE RATE" and "LC FEE RATE" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


  ==============================================================================
            Status              Level I      Level II    Level III     Level IV
  ==============================================================================
  Euro-Dollar Margin              0.250%       0.350%       0.425%      0.500%
  ------------------------------------------------------------------------------
  CD Margin                       0.375%       0.475%       0.550%      0.625%
  ------------------------------------------------------------------------------
  Facility Fee Rate               0.125%       0.150%       0.200%      0.375%
  ------------------------------------------------------------------------------
  LC Fee Rate                     0.250%       0.350%       0.425%      0.500%
  ==============================================================================

         For purposes of this Schedule, the following terms have the following meanings:

         "LEVEL I STATUS" exists at any date if, at such date, the Applicable Leverage Ratio is less than 0.45.

         "LEVEL II STATUS" exists at any date if, at such date, (i) the Applicable Leverage Ratio is less than 0.55 and (ii) Level I Status does not exist.

         "LEVEL III STATUS" exists at any date if, at such date, (i) the Applicable Leverage Ratio is less than 0.65 and (ii) neither Level I Status nor Level II Status exists.

         "LEVEL IV STATUS" exists at any date if, at such date, no other Status exists.

         "APPLICABLE LEVERAGE RATIO" means, for each day during any Quarter, the Leverage Ratio as at the last day of the second preceding Quarter (e.g. the Applicable Leverage Ratio for each day during the Quarter ending on March 31, 1997 shall be the Leverage Ratio as at September 30, 1996).

         "QUARTER" means each period of three consecutive calendar months consisting of (i) January, February and March; (ii) April, May and June; (iii) July, August and September and (iv) October, November and December.

         "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

                              PRICING SCHEDULE II
                            (RATINGS BASED PRICING)

         The "EURO-DOLLAR MARGIN", "CD MARGIN", "FACILITY FEE RATE" and "LC FEE RATE" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the status that exists on such day:

==================================================================================================
         Status             Level I        Level II        Level III      Level IV      Level V
==================================================================================================
 Euro-Dollar Margin          0.2150%          0.2875%        0.3500%        0.4250%      0.5000%
--------------------------------------------------------------------------------------------------
 CD Margin                   0.3400%          0.4125%        0.4750%        0.5500%      0.6250%
--------------------------------------------------------------------------------------------------
 Facility Fee Rate           0.1100%          0.1375%        0.1500%        0.2000%      0.3750%
--------------------------------------------------------------------------------------------------
 LC Fee Rate                 0.2150%          0.2875%        0.3500%        0.4250%      0.5000%
==================================================================================================

         For purposes of this Schedule, the following terms have the following meanings:

         "LEVEL I STATUS" exists at any date if, at such date, the Borrower is rated (i) "BBB" or higher by S&P and no lower than Baa3 by Moody's or (ii) "Baa2" or higher by Moody's and no lower than BBB- by S&P.

         "LEVEL II STATUS" exists at any date if, at such date, the Borrower is rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's.

         "LEVEL III STATUS" exists at any date if, at such date, (i) (x) the Borrower is rated "BBB-" or higher by S&P and no lower than "Ba1" by Moody's, or (y) the Borrower is rated Baa3 or higher by Moody's and no lower than BB+ by S&P and (ii) neither Level I Status or Level II Status exists.

         "LEVEL IV STATUS" exists at any date if, at such date, the Borrower is rated "BB+" by S&P and "Ba1" by Moody's.

         "LEVEL V STATUS" exists at any date if, at such date, no other Status exists.

         "MOODY'S" means Moody's Investors Service, Inc.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.

                                   SCHEDULE 1

                                  Subsidiaries

                                   SCHEDULE 2

                                   Insurance

                                                                       EXHIBIT A


                                      NOTE

                                                   New York, New York
                                                   _______________, 1997


         For value received, Universal Health Services, Inc., a Delaware corporation (the "BORROWER"), promises to pay to the order of _____________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of July 8, 1997 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                  UNIVERSAL HEALTH SERVICES, INC.

                                  By
                                    ------------------------------------------
                                  Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------------------
                   Amount of                      Principal       Maturity        Notation
      Date           Loan        Type of Loan       Repaid          Date          Made By
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------





                                          EXHIBIT B - Money Market Quote Request


                       FORM OF MONEY MARKET QUOTE REQUEST

                                                                          [Date]

To:      Morgan Guaranty Trust Company of New York
         (the "Agent")

From:    Universal Health Services, Inc. (the "Borrower")

Re: Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of July 8, 1997 among the Borrower, the Banks party thereto and the Agent

         We hereby give notice pursuant to Section ? of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   ------------------

Principal Amount*               Interest Period**

$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

Terms used herein have the meanings assigned to them in the Credit Agreement.

                                                UNIVERSAL HEALTH SERVICES, INC.

                                                By
                                                  -----------------------------
                                                  Name:
                                                  Title:





-----------------------

        * Amount must be $5,000,000 or a larger multiple of $1,000,000.

       ** Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                  EXHIBIT C - Invitation for Money Market Quotes

                   FORM OF INVITATION FOR MONEY MARKET QUOTES

To:      [Name of Bank]

Re: Invitation for Money Market Quotes to Universal Health Services, Inc. (the "Borrower")

         Pursuant to Section ? of the Credit Agreement dated as of June 11, 1997 among the Borrower, the Banks party thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   ------------------

Principal Amount               Interest Period

$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

Terms used herein have the meanings assigned to them in the Credit Agreement.

                                              MORGAN GUARANTY TRUST COMPANY OF
                                                 NEW YORK, as Agent

                                              By
                                                 -------------------------------
                                                 Authorized Officer

                                                  EXHIBIT D - Money Market Quote

                           FORM OF MONEY MARKET QUOTE

To:      Morgan Guaranty Trust Company of New York, as Agent

Re:      Money Market Quote to Universal Health Services, Inc. (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, ____, we hereby make the following Money Market Quote on the following terms:


         1.         Quoting Bank:
                                   --------------------------------

         2.         Person to contact at Quoting Bank:

                    -----------------------------

         3.         Date of Borrowing:                     *
                                       --------------------

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal     Interest         Money Market
Amount**      Period***        [Margin****]     [Absolute Rate*****]
---------     ---------        -------------------------------------


         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of June 11, 1997 among Universal Health Services, Inc., the Banks party thereto and yourselves, as Agent,





----------------------

    *As specified in the related Invitation.

   **Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Each bid must be made for $5,000,000 or a larger multiple of $1,000,000..

  ***Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

 ****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether PLUS or MINUS .

*****Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                                   Very truly yours,

                                                   [NAME OF BANK]

Dated:                                             By:
      -----------------                               -------------------------
                                                      Authorized Officer

                                                                     EXHIBIT E-1

                    [Opinion of Fulbright & Jaworski L.L.P.,
                           Counsel for the Borrower]


To the Banks Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260-0060

         Re: CREDIT AGREEMENT DATED AS OF JULY 8, 1997, AMONG UNIVERSAL HEALTH SERVICES, INC., THE BANKS NAMED THEREIN (THE "BANKS") AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK (THE "AGENT"), AS AGENT FOR SUCH BANKS

Ladies and Gentlemen:

         We have acted as counsel to Universal Health Services, Inc., a Delaware corporation (the "COMPANY"), and its existing corporate Subsidiaries, in connection with (a) the Credit Agreement referred to above (the "CREDIT AGREEMENT"), which provides for the extension of loans to the Company by the Banks in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding, and (b) the Guaranty Agreement dated as of July 8, 1997 among the Subsidiaries of the Company named therein and the Agent (the "GUARANTY AGREEMENT"). All terms defined in the Credit Agreement are used herein with their defined meanings unless the context otherwise requires.

         In connection with our acting as counsel to the Company and its existing corporate Subsidiaries, we have examined such certificates of officers of the Company and its Subsidiaries and originals or copies certified to our satisfaction of such corporate documents and resolutions of the Company and its Subsidiaries and other corporate records as we have deemed relevant and necessary as the basis for our opinion hereinafter set forth. We have relied upon (i) such certificates of officers of the Company and its Subsidiaries with respect to the accuracy of factual matters contained therein and (ii) certain certificates of public officials.

         On the basis of the foregoing, we are of the opinion that:





                                      E1-1

         1. Each of the Company and its existing corporate Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the conduct of its business or the ownership of its property requires such qualification.

         2. Each of the Company and its existing Subsidiaries has all corporate powers required to own its properties and conduct its business as now conducted. The Company has the corporate power and authority to execute, deliver and perform the Credit Agreement and the Notes and to borrow under the Credit Agreement. The Company has taken all necessary corporate action to authorize the borrowings under the Credit Agreement and to authorize the execution, delivery and performance of the Credit Agreement and the Notes. Each of the Credit Agreement and the Notes has been duly executed and delivered by the Company and constitutes a valid and binding agreement or obligation of the Company, as the case may be, enforceable against the Company in accordance with its terms. No consent of any other Person (including stockholders of the Company) and no license, approval or authorization of, exemption by, or registration or declaration with, any governmental body is required in connection with the execution, delivery or performance by the Company, or the validity or enforceability against the Company of the Credit Agreement and the Notes.

         3. The execution, delivery and performance by the Company of the Credit Agreement and the Notes and by the Subsidiaries that are party thereto of the Guaranty Agreement will not violate any provision of any existing law or regulation or the Restated Certificate of Incorporation, as amended, or By-Laws of the Company or the charter or by-laws of any such Subsidiary or, to the best of our knowledge after due inquiry, of any judgment, order, decree or award of any court, arbitrator or governmental body, any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Company or any Subsidiary is a party or that is or may be binding upon any of them or any of their respective properties or assets and of which we have knowledge and will not result in the imposition or creation of any Lien on any thereof pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Company or any Subsidiary is a party or that is or may be binding upon any of them or any of their respective properties or assets and of which we have knowledge.

         4. Each Subsidiary that is a party to the Guaranty Agreement has taken all necessary corporate action to authorize the execution and delivery of the Guaranty Agreement and the Guaranty Agreement has been duly executed and delivered by each such Subsidiary. The Guaranty Agreement is a valid and binding agreement of each Subsidiary party thereto enforceable against each such Subsidiary in accordance with its terms.

         5. No consent of any other Person and no license, approval or authorization of, exemption by, or registration or declaration with, any governmental body is required in





                                      E1-2
connection with the execution, delivery, performance, validity or enforceability of the Guaranty Agreement.

         6. To the best of our knowledge after due inquiry, except as set forth on Exhibit A hereto, and as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which has previously been delivered to the Banks, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Company and its Subsidiaries that (a) would not materially impair the right or ability of the Company or any Subsidiary to carry on its business substantially as now conducted and (b) would not have a material adverse effect on the consolidated financial condition of the Company and its Subsidiaries, and there are no actions, suits or proceedings pending or threatened that relate to or which in any manner draw into question the validity of any of the transactions contemplated by the Credit Agreement or the Guaranty Agreement.

         7. Neither the Company nor any of its Subsidiaries is an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" thereof, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         The opinions set forth above are subject to the following qualifications:

                 (a) The enforceability of (i) the Company's obligations under the Credit Agreement and the Notes and (ii) each of the Subsidiaries obligations under the Guaranty Agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

                  (b) We express no opinion as to the availability of the equitable remedy of specific performance (other than with respect to obligations for the payment of money) or injunctive relief;

                 (c) With respect to permits, licenses, approvals and governmental authorizations required for the Company and the Subsidiaries to own their respective properties and conduct their respective businesses, we have relied solely upon certificates of officers of the Company and the Subsidiaries;

                 (d) With respect to the organization, existence, qualification and good standing of the Company's Subsidiaries, and the matters set forth in Item 6, we have, with your permission relied solely upon certificates of officers of the Company and such Subsidiaries and the opinion of Bruce R. Gilbert, General Counsel of the Company;





                                      E1-3

                 (e) Nothing herein shall constitute an opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States; and

                 (f) We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law or other state fraudulent conveyance laws to the questions addressed in paragraph 4 or the conclusions expressed with respect thereto.

                               Very truly yours,





                                      E1-4

                                                                     EXHIBIT E-2

                  [Opinion of General Counsel of the Borrower]

                                                   [Effective Date]

To the Banks Referred to Below                     Fulbright & Jaworski L.L.P.
c/o Morgan Guaranty Trust Company                  666 Fifth Avenue
of New York, as Agent                              New York, NY 10103
60 Wall Street
New York, New York 10260-0060

         Re: CREDIT AGREEMENT DATED AS OF JULY 8, 1997, AMONG UNIVERSAL HEALTH SERVICES, INC., THE BANKS NAMED THEREIN (THE "BANKS") AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK (THE "AGENT"), AS AGENT FOR SUCH BANKS

Ladies and Gentlemen:

         I am General Counsel to Universal Health Services, Inc., a Delaware corporation (the "COMPANY"), and its existing corporate Subsidiaries, and I am rendering this opinion in connection with (a) the Credit Agreement referred to above (the "CREDIT AGREEMENT"), which provides for the extension of loans to the Company by the Banks in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding, and (b) the Guaranty Agreement dated as of July 8, 1997 among the Subsidiaries of the Company named therein and the Agent (the "GUARANTY AGREEMENT"). All terms defined in the Credit Agreement are used herein with their defined meanings unless the context otherwise requires.

         In connection with this opinion I have examined such certificates of officers of the Company and its Subsidiaries and originals or copies certified to my satisfaction of such corporate documents and resolutions of the Company and its Subsidiaries and other corporate records as I have deemed relevant and necessary as the basis for my opinion hereinafter set forth. I have relied upon
(i) such certificates of officers of the Company and its Subsidiaries with respect to the accuracy of factual matters contained therein with respect to the operations and properties of the Company and its Subsidiaries and (ii) certain certificates of public officials.

         On the basis of the foregoing, I am of the opinion that:





                                      E2-1

         1. Each of the Company and its existing corporate Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the conduct of its business or the ownership of its property requires such qualification.

         2. Each of the Company and its existing Subsidiaries has all corporate powers required to own its properties and conduct its business as now conducted. The Company has the corporate power and authority to execute, deliver and perform the Credit Agreement and the Notes and to borrow under the Credit Agreement. The Company has taken all necessary corporate action to authorize the borrowings under the Credit Agreement and to authorize the execution, delivery and performance of the Credit Agreement and the Notes.

         3. The execution, delivery and performance by the Company of the Credit Agreement and the Notes and by the Subsidiaries that are party thereto of the Guaranty Agreement will not violate any provision of any existing law or regulation or the Restated Certificate of Incorporation, as amended, or By-Laws of the Company or the charter or by-laws of any such Subsidiary or, to the best of my knowledge after due inquiry, of any judgment, order, decree or award of any court, arbitrator or governmental body, any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Company or any Subsidiary is a party or that is or may be binding upon any of them or any of their respective properties or assets and of which I have knowledge and will not result in the imposition or creation of any Lien on any thereof pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Company or any Subsidiary is a party or that is or may be binding upon any of them or any of their respective properties or assets and of which I have knowledge.

         4. Each Subsidiary that is a party to the Guaranty Agreement has taken all necessary corporate action to authorize the execution and delivery of the Guaranty Agreement and the Guaranty Agreement has been duly executed and delivered by each such Subsidiary. The Guaranty Agreement is a valid and binding agreement of each Subsidiary party thereto enforceable against each such Subsidiary in accordance with its terms.

         5. No consent of any other Person and no license, approval or authorization of, exemption by, or registration or declaration with, any governmental body is required in connection with the execution, delivery, performance, validity or enforceability of the Guaranty Agreement.

         6. To the best of my knowledge after due inquiry, except as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which has previously been delivered to the Banks, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary or any of their





                                      E2-2
respective properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Company and its Subsidiaries that (a) would not materially impair the right or ability of the Company or any Subsidiary to carry on its business substantially as now conducted and (b) would not have a material adverse effect on the consolidated financial condition of the Company and its Subsidiaries, and there are no actions, suits or proceedings pending or threatened that relate to or which in any manner draw into question the validity of any of the transactions contemplated by the Credit Agreement or the Guaranty Agreement.

     The opinions set forth above are subject to the following qualifications:

                 (a) The enforceability of (i) the Company's obligations under the Credit Agreement and the Notes and (ii) each of the Subsidiaries obligations under the Guaranty Agreement are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

                 (b) I express no opinion as to the availability of the equitable remedy of specific performance (other than with respect to obligations for the payment of money) or injunctive relief; and

                 (c) I am qualified to practice law in the Commonwealth of Pennsylvania and nothing herein shall constitute an opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal law of the United States of America.

                                        Very truly yours,





                                      E2-3

                                                                       EXHIBIT F

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT

To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "CREDIT AGREEMENT") dated as of July 8, 1997 among Universal Health Services, Inc., a Delaware corporation (the "BORROWER"), the banks listed on the signature pages thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Agent (the "AGENT"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(f) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of

America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                  Very truly yours,

                                                                       EXHIBIT G

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), UNIVERSAL HEALTH SERVICES, INC. (the "BORROWER"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT") and [ISSUING BANK(S)], as Issuing Bank(s).

                              W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of July 8, 1997 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "CREDIT AGREEMENT");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $___,000,000;

         WHEREAS, Syndicated Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

         WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Conventional Loans and Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan

Documents to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Syndicated Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility and Letter of Credit fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower, the Issuing Banks and the Agent pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the Issuing Banks and the Agent is evidence of this consent. Pursuant to Section 10.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower or any of its Subsidiaries, or the validity and enforceability of the obligations of the Borrower or any of its Subsidiaries in respect of any Loan Document. The Assignee acknowledges that it has,





-----------------

             *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any
portion of any upfront fee to be paid by the Assignor to the Assignee.   It may
be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and its Subsidiaries.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                           [ASSIGNOR]

                                           By
                                             ------------------------------
                                              Title:

                                           [ASSIGNEE]

                                           By
                                             ------------------------------
                                              Title:

                                           UNIVERSAL HEALTH SERVICES, INC.

                                           By
                                             ------------------------------
                                              Title:

                                           MORGAN GUARANTY TRUST COMPANY OF
                                             NEW YORK

                                           By
                                             ------------------------------
                                              Title:

                                           [ISSUING BANK

                                           By
                                             ------------------------------
                                              Title:]

                                                                       EXHIBIT H


                               GUARANTY AGREEMENT

         AGREEMENT dated as of July 8, 1997 among each of the Guarantors listed on the signature pages hereof under the caption "GUARANTORS" and each Person that shall, at any time after the date hereof, become a Guarantor hereunder (individually a "GUARANTOR" and collectively the "GUARANTORS") and Morgan Guaranty Trust Company of New York, as Agent.

                             W I T N E S S E T H :

         WHEREAS, Universal Health Services, Inc., a Delaware corporation (the "BORROWER"), of which each of the Guarantors is a Subsidiary, has entered into a Credit Agreement (as the same may be amended from time to time, the "CREDIT AGREEMENT") dated as of July 8, 1997 with the banks listed on the signature pages thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Agent, pursuant to which the Borrower is entitled, subject to certain conditions, to borrow up to $300,000,000 which amount may be increased under certain conditions to $400,000,000;

         WHEREAS, the Credit Agreement provides, among other things, that one condition to its effectiveness is the execution and delivery by the Borrower's Subsidiaries of this Agreement; and

         WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Banks and the Agent to enter into the Credit Agreement and to make Loans thereunder, the Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement and the Notes.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition the following term, as used herein, has the following meaning:

         "OBLIGATIONS" means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Letter of Credit Liabilities and
(ii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising; provided that the foregoing shall not constitute Obligations for purposes hereof to the extent the principal amount thereof outstanding at the time enforcement hereof is sought exceeds $225,000,000. The Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization by the Borrower, and whether or not allowed or allowable as a claim in any such proceeding, any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto but for the commencement of such case, proceeding or other action.

                                   ARTICLE II

                                 The Guarantee

         SECTION 2.01. The Guarantee. Subject to Section 2.03, the Guarantors hereby unconditionally, irrevocably and jointly and severally guarantee to the Banks and the Agent, and to each of them, the due and punctual payment of all Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Borrower punctually to pay any Obligation, the Guarantors, subject to Section 2.03, hereby unconditionally agree to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

         SECTION 2.02. Guarantees Unconditional. The obligations of the Guarantors under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                 (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement or the Notes by operation of law or otherwise;

                 (b) any modification or amendment of or supplement to the Credit Agreement;

                 (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Borrower under the Credit Agreement or the Notes;

                 (d) any change in the corporate existence, structure or ownership of the Borrower or its Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its Subsidiaries or their assets or any resulting release or discharge of any obligation of the Borrower contained in the Credit Agreement or the Notes;

                 (e) the existence of any claim, set-off or other rights which the Guarantors may have at any time against the Borrower, the Agent or any Bank or any other Person, whether or not arising in connection with any of the Credit Agreement or the Notes; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                 (f) any invalidity or unenforceability relating to or against the Borrower for any reason of any of the Credit Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Related Agreement or the Notes; or

                 (g) any other act or omission to act or delay of any kind by the Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the obligations of the Guarantors under this Article II.

         SECTION 2.03. Limit of Liability. Each Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         SECTION 2.04. Discharge; Reinstatement in Certain Circumstances. The Guarantors' obligations under this Article II shall remain in full force and effect until either (i) the condition specified in Section 5.15(b) of the Credit Agreement has been met or (ii) the Commitments are terminated and all principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 2.05. Waiver of Notice. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

         SECTION 2.06. Waiver of Subrogation. The Guarantors irrevocably waive any and all rights to which they may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

         SECTION 2.07. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                                  ARTICLE III

                                 MISCELLANEOUS

         SECTION 3.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 4.01 and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 4.01 and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 4.01.

         SECTION 3.02. No Waiver. No failure or delay by Agent in exercising any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 3.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Guarantors and the Agent with the prior written consent of the Required Banks under the Credit Agreement.

         SECTION 3.04. Governing Law; Submission to Jurisdiction; Waiver of a Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GUARANTOR AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 3.05. Successors and Assigns. This Agreement is for the benefit of the Agent and the Banks and their respective successors and assigns and in the event of an assignment of the Loans, the Notes or other amounts payable under the Credit Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 3.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Agent shall have received a counterpart hereof signed by the each Guarantor listed on the signature page hereof and when the Credit Agreement shall become effective in accordance with its terms. Thereafter, upon execution and delivery of a counterpart of this Agreement on behalf on any other Guarantor, this Agreement shall become effective with respect to such Guarantor as of the date of such delivery.

         SECTION 3.07. Severability. If any provision of this Guaranty Agreement is prohibited, unenforceable or not authorized, or to the extent that any portion of the Obligations hereunder may be voidable or subject to avoidance, in any jurisdiction, such provision or the Obligation shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, non-authorization or portion so subject without invalidating or limiting the remaining provisions hereof or remaining portion of the Obligations or affecting the validity, enforceability or legality of such provision or such portion of the Obligations in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                          MORGAN GUARANTY TRUST COMPANY OF
                             NEW YORK, as Agent

                          By
                             ----------------------------------
                              Name:
                              Title:

                          60 Wall Street
                          New York, New York 10260-0060
                          Attention: Loan Department
                          Telex number: 177615 MGT
                          Facsimile number: (212) 648-5018

                          GUARANTORS

                          AIKEN REGIONAL MEDICAL CENTERS, INC.
                          THE ARBOUR, INC.
                          ARBOUR ELDER SERVICES, INC.
                          ASC OF CANTON, INC.
                          ASC OF CLARKSTON, INC.
                          ASC OF CORONA, INC.
                          ASC OF LAS VEGAS, INC.
                          ASC OF LITTLETON, INC.
                          ASC OF MIDWEST CITY, INC.
                          ASC OF NEW ALBANY, INC.
                          ASC OF PALM SPRINGS, INC.
                          ASC OF PONCA CITY, INC.
                          ASC OF SPRINGFIELD, INC.
                          ASC OF ST. GEORGE
                          THE BRIDGEWAY, INC.
                          CHILDREN'S HOSPITAL OF McALLEN, INC.
                          COMPREHENSIVE OCCUPATIONAL AND
                                CLINICAL HEALTH, INC.
                          DEL AMO HOSPITAL, INC.
                          FOREST VIEW PSYCHIATRIC HOSPITAL, INC.
                          GLEN OAKS HOSPITAL, INC.
                          HEALTH CARE FINANCE & CONSTRUCTION
                                CORP.
                          HRI CLINICS, INC.
                          HRI HOSPITAL, INC.
                          INTERNAL MEDICINE ASSOCIATES OF
                                DOCTORS' HOSPITAL, INC.

                          LA AMISTAD RESIDENTIAL TREATMENT
                                CENTER, INC.
                          McALLEN MEDICAL CENTER, INC.
                          MERIDELL ACHIEVEMENT CENTER, INC.
                          MERION BUILDING MANAGEMENT, INC.
                          NORTHWEST TEXAS HEALTHCARE SYSTEM,
                                INC.
                          PUEBLO MEDICAL CENTER, INC.
                          RELATIONAL THERAPY CLINIC, INC.
                          RIVER CREST HOSPITAL, INC.
                          RIVER OAKS, INC.
                          RIVER PARISHES INTERNAL MEDICINE, INC.
                          SPARKS FAMILY HOSPITAL, INC.
                          TONOPAH HEALTH SERVICES, INC.
                          TURNING POINT CARE CENTER, INC.
                          TWO RIVERS PSYCHIATRIC HOSPITAL, INC.
                          UHS HOLDING COMPANY, INC.
                          UHS INTERNATIONAL, LIMITED
                          UHS LAS VEGAS PROPERTIES, INC.
                          UHS OF AUBURN, INC.
                          UHS OF BELMONT, INC.
                          UHS OF BETHESDA, INC.
                          UHS OF COLUMBIA, INC.
                          UHS OF De La RONDE, INC.
                          UHS OF DELAWARE, INC.
                          UHS OF D.C., INC.
                          UHS OF FAYETVILLE, INC.
                          UHS OF FLORIDA, INC.
                          UHS OF FULLER, INC.
                          UHS OF ILLINOIS, INC.
                          UHS OF MAITLAND, INC.
                          UHS OF MANATEE, INC.
                          UHS OF NEW ORLEANS, INC.
                          UHS OF NEW YORK, INC.
                          UHS OF ODESSA, INC.
                          UHS OF PENNSYLVANIA, INC.
                          UHS OF PLANTATION, INC.
                          UHS OF RECOVERY FOUNDATION, INC.
                          UHS OF RIVER PARISHES, INC.
                          UHS OF RIVERTON, INC.
                          UHS OF SHREVEPORT, INC.
                          UHS OF SPRINGFIELD, INC.
                          UHS OF TIMBERLAWN, INC.
                          UHS OF VERMONT, INC.
                          UHS OF WALTHAM, INC.
                          UHSR CORPORATION
                          UNIVERSAL HEALTH NETWORK, INC.

                          UNIVERSAL HEALTH PENNSYLVANIA
                                PROPERTIES, INC.
                          UNIVERSAL HEALTH RECOVERY CENTERS,
                                INC.
                          UNIVERSAL HEALTH SERVICES OF CEDAR
                                HILL, INC.
                          UNIVERSAL HEALTH SERVICES OF
                                CONCORD, INC.
                          UNIVERSAL HEALTH SERVICES OF INLAND
                                VALLEY, INC.
                          UNIVERSAL HEALTH SERVICES OF
                                NEVADA, INC.
                          UNIVERSAL HMO, INC.
                          UNIVERSAL TREATMENT CENTERS, INC.
                          VICTORIA REGIONAL MEDICAL CENTER,
                                INC.
                          WELLINGTON PHYSICIAN ALLIANCES, INC.
                          WELLINGTON REGIONAL MEDICAL CENTER
                                INCORPORATED


                          By
                               --------------------------------------
                              Name:
                              Title:
                          c/o Universal Health Services, Inc.
                          367 South Gulph Road
                          King of Prussia, PA 19406
                          Facsimile number: (610) 768-3318